                                                                   EXHIBIT 10.35


                         STRATEGIC PARTNERSHIP AGREEMENT

        This Strategic Partnership Agreement is made on October 23, 2000 (the "Effective Date") between GeoTrust, Inc. ("GeoTrust"), an Oregon corporation, whose principal place of business is 309 SW 6th Avenue, Suite 700, Portland, OR 97204, and HNC Software Inc. ("HNC"), a Delaware corporation, whose principal place of business is at 5935 Cornerstone Court West, San Diego, CA 92121.

1.      SERVICES

        (a) Installation. HNC will perform services described in Exhibit A related to the installation and integration of the Capstone(TM) Model Manager ("CMM"), the Capstone Strategy Manager ("CSM") and the Capstone Decision Manager ("CDM") (as an integrated suite of applications, the "HNC Software"), subject to GeoTrust's cooperation and timely performance of any responsibilities described in Exhibit A. HNC may perform further services related to the HNC Software as mutually agreed by the parties, which shall be reflected in amendments or supplements to Exhibit A (serially numbered A-1, A-2, etc), signed by the parties and attached hereto.

        (b) Other Services. From time to time during the term of this Agreement, HNC may perform services other than those relating to the HNC Software. Such services shall be performed pursuant to terms agreed by the parties in writing and attached hereto pursuant to Section 11(j). Fees for such services shall not be subject to the discounts described in Section 4 of this Agreement.

2.      SERVICE FEES

        (a) Discounted Service Fees; Fee Limit. GeoTrust shall pay HNC fees for services relating to the HNC Software, on a time and materials basis, at the discounted rates set forth in Exhibit B ("Discounted Fees"). Such rates shall apply until the first anniversary of the Effective Date (the "Discount Period"). Without the prior written consent of GeoTrust, in no event shall the total of all fees invoiced for services performed hereunder by HNC with respect to the HNC Software during the Discount Period exceed US$500,000, taking into account the foregoing discount and excluding all travel-related expenses.

        (b) Warrants. Within 60 days after the end of each of the four three-month periods during the Discount Period (each, a "Warrant Period"), Geotrust will issue to HNC a warrant, in the form attached hereto as Exhibit C, to purchase such number of shares of GeoTrust common stock as equals the total of all Discounted Fees invoiced during such Warrant Period (excluding travel-related expenses and any tax or usage fees) divided by $10. The per-share exercise price of such warrant shall be the fair market value of one share of Geotrust's common stock at the time of grant, as determined by Geotrust's board of directors in its sole discretion. If GeoTrust fails to deliver to HNC the warrant to which HNC is entitled within 90 days after the end of the Warrant Period therefor, the discounted rates set forth in Exhibit B shall no longer apply to services performed in such Warrant Period, and GeoTrust shall promptly pay HNC in cash such additional fees as would have been payable if such discounts did not apply to services in such Warrant Period. In addition, if GeoTrust is unable to obtain required board and/or shareholder approval to issue the warrants required under this Section within 180 days after the Effective Date, the discounted rates set forth in Exhibit B shall no longer apply, HNC shall thereafter invoice GeoTrust at full non-discounted rates for all services performed hereunder, and GeoTrust shall pay such amounts in cash.

        (c) Adjustments. The terms governing the Discount Period, and the number of Warrant Periods associated therewith, may be changed by mutual agreement of the parties pursuant to Section 11(j). After the Discount Period, HNC's obligation to offer GeoTrust any discounts on services, and to accept warrants as consideration for services, will terminate.

        (d) Travel Expense Reimbursement. GeoTrust will reimburse HNC for any reasonable, pre-approved travel-related expenses incurred by HNC in connection with performing services hereunder, which shall be invoiced separately from any other charges billed by HNC to GeoTrust.


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        (e)    Payment. HNC will submit invoices for services performed and applicable travel-related expenses, and GeoTrust shall pay HNC no later than 30 days after receipt of invoice. Where applicable, such invoices shall include a memo line indicating the number of GeoTrust warrant shares earned according to this Section.

3.      LICENSES; OWNERSHIP; MAINTENANCE AND SUPPORT

        (a) License Grant. Subject to the terms of this Agreement, HNC grants to GeoTrust a worldwide, nonexclusive, nontransferable, royalty-bearing license during the term of this Agreement to use the HNC Software, in object code form only, internally on one or more servers controlled by or on behalf of GeoTrust solely for purposes of developing and using the GeoTrust products known as True Credentials, True Identity and True Record. The scope of the foregoing license encompasses GeoTrust's internal use of HNC Software in connection with providing services to its customers, but excludes any sublicensing, uploading or otherwise transferring, or providing direct access to, the HNC Software to any third party without HNC's prior written consent, including access by any third party to the HNC Software on a stand-alone or "service bureau" basis.

        (b) Ownership. HNC and its licensors solely own all right, title and interest in and to the HNC Software, and reserve all rights therein not expressly granted under this Agreement.

               (i) Without limiting the generality of the foregoing, except as expressly stated in paragraph (a), GeoTrust may not directly or through any third party (a) transfer or sublicense, in whole or part, any copies of the HNC Software to any third party; (b) modify, decompile, reverse engineer, or otherwise attempt to access the source code of the HNC Software; or (c) copy the HNC Software, except such copies as necessary for reasonable and customary back-up and disaster recovery purposes. GeoTrust will not delete or alter the copyright, trademark or other proprietary rights notices of HNC and its licensors included with the HNC Software as delivered to GeoTrust, and will reproduce such notices on all copies of the HNC Software. If derivative works of the HNC Software are prepared by or on behalf of HNC based on suggestions or requests by GeoTrust, HNC will solely own such modifications.

               (ii) HNC acknowledges that GeoTrust may develop products that interface or are intended for use with the HNC Software ("Add-On Products"). So long as such Add-On Products do not infringe any intellectual property rights of HNC, HNC acknowledges that it shall have no rights in any such Add-on Products.

        (c) Maintenance and Support. Subject to payment of fees therefor described in Section 4, HNC will perform the services described in Exhibit D related to the maintenance and support of the HNC Software licensed hereunder.

4.      LICENSE AND MAINTENANCE FEES

        (a) Fixed Monthly License Fee. As partial consideration for the licenses granted hereunder, GeoTrust shall pay HNC a fixed monthly fee of (i) until the first anniversary of the Effective Date, US$20,000 per month; (ii) thereafter, until the second anniversary of the Effective Date, US$30,000 per month; and (iii) thereafter, US$40,000 per month during the term of this Agreement. Each such fixed monthly fee shall be due and payable on the first business day of each month.

        (b) Variable Revenue-Based License Fee. As further consideration for the licenses granted hereunder, GeoTrust shall pay HNC a fee based on GeoTrust's revenue attributable to use of the HNC Software, determined according to the terms set forth in Exhibit E. GeoTrust will establish records of transactions involving use of the HNC Software, and maintain such records for two years thereafter, sufficient in form and substance to confirm the calculation of revenue-sharing fees in compliance with the terms of Exhibit E. At its expense and on reasonable notice, HNC may cause such records to be audited during regular business hours at GeoTrust's facilities. If an audit reveals underpayment of fees due under this Agreement, all such amounts will be promptly paid with interest at the prevailing U.S. dollar prime rate accruing from the original due date. If any such underpayment exceeds 5% of the fees due for the period audited, GeoTrust will also pay HNC's reasonable costs of conducting the audit.

        (c) Maintenance Fees. In consideration of maintenance services provided hereunder, GeoTrust shall pay HNC fees of (i) until the first anniversary of the Effective Date, US$10,000 per month, (ii) thereafter, until the second anniversary of the Effective Date, US$9,000 per month; and (iii) thereafter, US$8,000 per month during the term of this Agreement. Each such payment shall be due on the first business day of each month. The foregoing


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maintenance fees are subject to reasonable annual cost-of-living increase, not to exceed 10% of fees then in effect, as such increase is generally applied to the other agreements of HNC related to the HNC Software.

5.      JOINT MARKETING

        (a) Joint Marketing. The parties agree to participate jointly in advertising, trade shows, sales calls to GeoTrust prospects and other similar promotional activities. The exact nature of the participation will be determined by mutual agreement of the parties on a case-by-case basis. Each party will use reasonable commercial efforts to provide business introductions of such party's significant customers and prospects to the sales and marketing teams of the other party.

        (b) Website Links; Website Presence. Each party will establish and maintain on its website a hypertext link to the other party's website. Each link will be indicated by a graphic/textual icon, the content, size and placement of each of which will be approved by both parties. Each party may reference the other party as a "Strategic Partner" on their website, and may include factual (and non-confidential) content about the relationship of the parties; provided that such content shall not be posted, unless substantially the same as content previously approved for public disclosure, without the prior approval of the other party, which shall not be unreasonably withheld.

        (c) HNC as Preferred Partner of GeoTrust. During the term of this Agreement, GeoTrust will ensure that HNC is a "preferred partner" for decisioning, workflow and predictive technology. As such, GeoTrust agrees to work closely with HNC regarding potential licenses of components and contracting for services related to HNC's core competencies (e.g., complex decisioning systems, complex workflow management systems and predictive analytics related to financial transactions). Nothing in this Section 5(c) is intended to limit or otherwise restrict GeoTrust's choice of vendor(s) from which to purchase components and/or services.

        (d) GeoTrust as Preferred Partner of HNC. During the term of this Agreement, HNC will ensure that GeoTrust is a "preferred partner" for trust-related services in B2B eCommerce. Specifically, HNC agrees, whenever commercially reasonable and technically feasible, to include in its B2B products such enhancements as GeoTrust may offer from time to enable purchasers to realize cost savings from ease of integration with the GeoTrust products.

        (e) Trademark License. Each party hereby grants the other party a non-exclusive, non-transferable license to use the trademarks identified and attributed to such party in Exhibit F for the purpose of participating in the joint marketing efforts described in this Section. Each party will submit any use it proposes to make of the other party's trademarks for prior approval by such other party, and the trademark owner will approve or direct changes thereto within five days after submission, failure to respond within such five-day period being deemed the trademark owner's approval of such use.

        (f) Periodic Checkpoints on Strategy and Alignment. During the term of this Agreement, appropriate representatives of HNC and GeoTrust will meet in person or by telephone, as mutually agreed by the parties from time to time, at least four times per year to review strategic plans, marketing programs, partnership opportunities and other matters relevant to the success of the joint initiatives described herein.

6.      WARRANTY

        (a) Limited Warranty. HNC warrants that, for 90 days after installation (the "Warranty Period"), the HNC Software will function in all material respects in compliance with its accompanying documentation. If the HNC Software exhibits a defect that breaches this warranty, HNC will use reasonable commercial efforts to correct, cure, replace or otherwise remedy, at HNC's option, such defect without additional charge to GeoTrust within 120 days after written notification of such defect, provided that such notice is furnished to HNC during the Warranty Period. Client agrees to cooperate and work closely with HNC in a prompt and reasonable manner in connection with HNC's correction efforts. If despite HNC's reasonable commercial efforts to cure, replace, or otherwise remedy such warranty-breaching defect, HNC is unable to resolve the defect at the end of such 120-day period, HNC shall immediately terminate this Agreement. CLIENT'S SOLE REMEDY FOR ANY BREACH OF WARRANTY UNDER THIS SECTION WILL BE TO HAVE HNC USE ITS REASONABLE COMMERCIAL EFFORTS TO CURE SUCH BREACH AS PROVIDED HEREIN.



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        (b)    DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED ABOVE, HNC MAKES NO
REPRESENTATIONS OR WARRANTIES, WRITTEN, ORAL, EXPRESS, IMPLIED OR STATUTORY, REGARDING THE LICENSED PRODUCT, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

7.      INDEMNIFICATION

        (a) Infringement Indemnity. HNC will defend and hold harmless GeoTrust from any losses or expenses (including reasonable legal fees) arising from any third-party action brought against GeoTrust to the extent based on a claim that the HNC Software infringes any currently existing U.S. patent or copyright. GeoTrust will defend and hold harmless HNC from any losses or expenses (including reasonable legal fees) arising from any third-party action brought against HNC to the extent based on a claim that an Add-On Product, or other product used in connection with the HNC Software, infringes any currently existing U.S. patent or copyright. The party entitled to indemnification hereunder will (a) promptly notify the other party in writing of the claim, (b) grant the other party sole control of the defense and settlement of the claim, and (c) reasonably assist the other party in defending the claim.

        (b) Injunctions Against Use of HNC Software. If HNC reasonably anticipates that GeoTrust's use of the HNC Software will be enjoined due to a claim indemnified under paragraph (a) above, HNC may, at its sole option and expense, (i) procure for GeoTrust the right to continue using such HNC Software under the terms of this Agreement; or (ii) replace or modify such HNC Software so that it is non-infringing while maintaining substantially equivalent functionality.

        (c) Exclusions. This Section does not apply to the extent an otherwise indemnifiable claim relates to (i) modification of the HNC Software other than by HNC; (ii) use of the HNC Software with hardware or software not supplied by HNC; (iii) use of other than the most current version of the HNC Software; or (iv) use of the HNC Software outside the scope of the licenses granted hereunder.

        (d) SOLE REMEDY. THIS SECTION 7 SETS FORTH EACH PARTY'S SOLE OBLIGATION, AND THE OTHER PARTY'S EXCLUSIVE REMEDY, FOR ANY THIRD-PARTY CLAIMS OF INFRINGEMENT ARISING IN CONNECTION WITH THIS AGREEMENT.

8.      LIMITATION OF LIABILITY

        EXCEPT AS TO THE INDEMNIFICATION OBLIGATIONS UNDER SECTION 7 AND THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 10, EACH PARTY WILL BE NOT LIABLE TO THE OTHER PARTY UNDER ANY THEORY OF LIABILITY FOR (A) DAMAGES IN EXCESS OF ALL AMOUNTS PAID IN THE PRECEDING 12-MONTH PERIOD UNDER THIS AGREEMENT, OR (B) SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.      TERMINATION

        (a) Term. This Agreement is effective as of the Effective Date and, unless earlier terminated as provided below, will continue in effect until the fifth anniversary of the Effective Date. The parties may extend the term of this Agreement by mutual agreement in writing pursuant to Section 11(j).

        (b) Termination for Breach. Except as provided herein, either party may terminate this Agreement if the other party commits a material breach of this Agreement that is not cured within 30 days after notice thereof from the non-breaching party; provided that the cure period for a payment default will be two business days after notice thereof.

        (c) Automatic Termination. Either party may terminate this Agreement by notice to the other party if the other party (a) voluntarily becomes the subject of any petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors; or (b) involuntarily becomes the subject of such a petition or proceeding that is not dismissed within 60 days after filing.


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        (d)    Effect of Termination. Upon any termination of this Agreement,
GeoTrust will promptly return to HNC all copies of HNC Software or Confidential Information of HNC in its possession or control, and promptly provide HNC with an officer's written certification of GeoTrust's compliance with the foregoing. On termination or expiration of this Agreement, and Sections 2, 4, 8, 9(d), 10 and 11 will survive in accordance with their respective terms. GeoTrust acknowledges that in the event of such termination, it remains liable for any amounts incurred under Section 2 or Section 4 through, but not for any time after, the date of such termination.

        (e) Nonexclusive Remedy. Subject to Sections 7(d) and 8, termination of this Agreement by either party will be a nonexclusive remedy for breach and will be without prejudice to any other right or remedy of such party.

10.     CONFIDENTIALITY

        "Confidential Information" means information that (i) is designated as such in writing by one party ("Disclosing Party") before or when disclosed to the other party ("Recipient") or (ii) Recipient may reasonably be expected to know, based on its nature or the circumstances of its disclosure, is maintained in confidence by Disclosing Party for competitive advantage or other commercial benefit. Recipient will not use Disclosing Party's Confidential Information except to perform obligations under this Agreement, and will not disclose such Confidential Information to any third party. This Section does not apply to Confidential Information that is (a) or becomes publicly known through no act of Recipient, (b) in Recipient's possession when disclosed without breach of any legal obligation, (c) received by Recipient from a third party without such party's breach of any legal obligation, (d) developed by Recipient without use of Disclosing Party's other Confidential Information, or (e) disclosed to comply with applicable law or governmental order; provided Disclosing Party is allowed the opportunity, within the law, to contest such disclosure.

11.     GENERAL

        (a) Assignment. Neither party may assign its rights or obligations hereunder without the other party's prior written consent, which will not be unreasonably withheld, delayed or conditioned, and any assignment without such consent shall be void. Notwithstanding the foregoing, either party may assign this Agreement without consent to any entity that controls, is controlled by, or is under common control with, the assigning party; provided the assignee is not a competitor of the non-assigning party and agrees in writing to be bound by this Agreement. "Control" of an entity means power to elect a majority of such entity's board of directors or other similar governing body.

        (b) Governing Law and Jurisdiction. This Agreement will be governed by the state laws of the State of California. Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal or state courts of California and the parties hereby consent to the personal jurisdiction and venue of such courts.

        (c) Severability. If for any reason any provision of this Agreement unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible and the other provisions of this Agreement will remain in full force and effect.

        (d) Waiver. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.

        (e) Notices. All notices required or permitted under this Agreement will be in writing and will be deemed given when personally delivered or three business days after being mailed by U.S. certified mail, first class, postage prepaid (or by reputable courier service with package tracking ability, such as Fed Ex, UPS, DHL, etc.), to such party at the address set forth in the first paragraph of this Agreement. Each party may change such address by notice to the other party in compliance with this Section.

        (f) Force Majeure. Neither party will be responsible for any failure or delay in its performance under this Agreement due to causes beyond its reasonable control, including but not limited to, labor disputes, strikes, lockouts, shortages of or inability to obtain labor, energy, raw materials or supplies, war, riot, act of God or governmental action.

        (g) Relationship of Parties. The parties to this Agreement are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise, or agency



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between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

        (h)    Equitable Relief. Each party acknowledges that a breach of
Section 10 or the scope of the licenses granted under this Agreement will cause the other party irreparable injury for which there are inadequate remedies at law, and therefore the non-breaching party will be entitled to seek equitable relief in addition to all other remedies provided by this Agreement or available at law.

        (i) Announcements. GeoTrust agrees that HNC may publicly announce and list GeoTrust as a customer of HNC.

        (j) Entire Agreement. This Agreement, together with the exhibits attached hereto, constitutes the complete and final expression of the agreement of the parties with respect to its subject matter, and supersedes all prior or contemporaneous agreements or statements relating to such subject matter. This Agreement may not be amended except in a writing signed by both parties and attached as an exhibit to this Agreement.

        Each of HNC and GeoTrust have cause this Agreement to be executed by its duly authorized representative as of the Effective Date.

HNC SOFTWARE INC.                            GEOTRUST, INC.


By: /s/ Daniel S. Chelew                     By: /s/ G. Elliott Troutman
    ------------------------------------         -------------------------------

Name: Daniel S. Chelew                       Name: G. Elliott Troutman
      ----------------------------------           -----------------------------

Title: V.P. Finance, Financial Solutions     Title: Chief Financial Officer
       ---------------------------------            ----------------------------

Date Signed: October 24, 2000                Date Signed: October 23, 2000
             ---------------------------                  ----------------------


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                                    EXHIBIT A

             Statement of Work for Services Relating to HNC Software

The Statement of Work shall be substantially similar in all material respects to the documented output of the Project Assessment Meeting held by the parties at GeoTrust offices on October 9th and 10th of this year.


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                                    EXHIBIT B

                                 Discounted Fees

        GeoTrust shall be charged for services during the Discount Period based upon HNC's standard hourly time and materials rates for other agreements related to the HNC Software in effect at the time such services are performed, less a 50% discount therefrom. Such discounted rates shall not apply to reimbursable travel-related expenses incurred by HNC, and shall be based on HNC's standard hourly rates as in effect at the time the services invoiced at such discount were performed. The following table represents (for reference purposes only) HNC's standard hourly rates as of the Effective Date.

-----------------------------------------------------------------------------------------------
Job Title                                                                          Hourly Rate
-----------------------------------------------------------------------------------------------
Corporate Officer, Vice President, Chief and above                                  US$400.00
-----------------------------------------------------------------------------------------------
Executive Director                                                                  US$370.00
-----------------------------------------------------------------------------------------------
Director                                                                            US$330.00
-----------------------------------------------------------------------------------------------
Principal Implementation Project Manager, Principal Implementation Engineer,        US$300.00
Principal Business Analyst, Principal Software Engineer, Principal Scientist
-----------------------------------------------------------------------------------------------
Implementation Project Manager, Software Project Engineer, Project Scientist        US$275.00
-----------------------------------------------------------------------------------------------
Senior Implementation Engineer, Senior Business Analyst, Senior Software            US$220.00
Engineer, Senior Scientist, Database Administrator, System Administrator
-----------------------------------------------------------------------------------------------
Implementation Engineer, Business Analyst, Software Engineer, Scientist, Trainer    US$195.00
-----------------------------------------------------------------------------------------------
Associate Implementation Engineer, Associate Business Analyst, Associate            US$165.00
Software Engineer, Associate Scientist
-----------------------------------------------------------------------------------------------
Administrative Support                                                              US$ 85.00
-----------------------------------------------------------------------------------------------

        HNC shall not bill GeoTrust for travel time of HNC employees.

        Reasonable travel-related expenses incurred in connection with services by HNC will be reimbursed as incurred subject to GeoTrust's pre-approval of the expense, which shall not be unreasonably withheld, delayed or conditioned.

        HNC shall notify GeoTrust of any modification to the standard time and materials rates no later than 90 days after the effective date of any such modification.


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                                    EXHIBIT C

                                 Form of Warrant


The Warrants to be granted under Section 2(b) shall be substantially in all material respects in the form provided in electronic communication from Elliot Troutman to David Johnson on September 15, 2000. That document (entitled "Warrants for Facility (Ashford) 1") is incorporated by reference as a part of this Agreement.




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                                    EXHIBIT D

                        Maintenance and Support Services

        HNC will provide the following maintenance and support services for the most current Version of the HNC Software and the next to most current Version of the HNC Software (for no longer than 18 months after the release date of the most recent Version):

(a) supply a temporary fix or make a diligent effort attempt to make an emergency bypass of a malfunction of the HNC Software in accordance with this Section if HNC diagnoses the problem as a defect in the HNC Software that prevents it from functioning in substantial conformity with its documentation, provided the HNC Software has not been altered by GeoTrust;

(b) provide GeoTrust with any known problem solutions relating to the HNC Software as delivered to GeoTrust pursuant to the Agreement as such solutions become known to HNC;

(c)     provide GeoTrust with new Versions or Releases of the HNC Software;

(d) provide telephone access to HNC support resources to assist in resolving HNC Software problems. HNC will respond by telephone to any request by GeoTrust for maintenance and support services made during the hours of 5:00 A.M. to 6:00 P.M. Pacific Time, Monday through Friday, (excluding HNC-recognized holidays) ("Standard Business Hours"), within four hours of GeoTrust's initial request for such service. Outside Standard Business Hours, HNC agrees to provide support via a 1-800 telephone number and pager service.

        To enable the foregoing, GeoTrust agrees, at no cost to HNC, to provide an on-line or dial-up telecommunications link into GeoTrust's systems for the purpose of troubleshooting and support of the HNC Software. This telecommunications line shall have a minimum speed of 56 Kilobits per second. If a mutual determination is made that service must be performed at the GeoTrust site, then HNC agrees to report to the GeoTrust site to begin performing the requested service within three business days of GeoTrust's request. Such reasonable on-site support will not require additional payment except for reimbursement of all travel-related expenses HNC incurs. If the error is determined by HNC to not be caused by the HNC Software, or is otherwise not covered by this Agreement, then GeoTrust shall compensate HNC for its services on a time and materials basis in accordance with HNC's then-current hourly rates, billed in one-hour minimum increments per call.

        All Versions, Releases and other repairs to the HNC Software which are delivered by HNC to GeoTrust pursuant to performance of maintenance services hereunder will be considered part of the HNC Software as licensed to GeoTrust pursuant to the Agreement. All use of the such Versions, Releases, and other repairs by GeoTrust will be subject to the licensing terms and conditions of the Agreement.

The following terms are defined as follows for purposes of this Exhibit:

"ERROR" means a defect in the that prevents it from functioning in substantial conformity with its documentation.

"RELEASE" means commercially released modifications to the HNC Software which correct any Errors or defects in the Version of the HNC Software originally delivered to GeoTrust, indicated by a change in the digit to the right of the decimal.

"VERSION" means any commercially released modifications or enhancements to the HNC Software which improve the efficiency or effectiveness of the functions of or add new functionality to the HNC Software or its documentation (such as a release of a new full version of the HNC Software (by way of example only, "version 5.0", indicated by a change in the digit to the left of the decimal) delivered to GeoTrust pursuant to this Agreement.



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                                    EXHIBIT E

                              Revenue-Sharing Fees

        The parties acknowledge that the method for determining the percentage of GeoTrust revenue attributable to GeoTrust's use of the HNC Software has not been determined as of the Effective Date. The parties agree that this fee should be in proportion to the value attributable to the Products and that such value may not be determinable until a sufficient volume of live, production data has flowed through the GeoTrust products. The parties agree to negotiate such determination criteria in good faith and to achieve a reasonable fee structure reflective of the collaborative, partnership nature of this Agreement. Such criteria shall be determined no later than one (1) year from the Effective Date and will be calculated retroactively to the Effective Date. If, despite reasonable good faith negotiations by the parties, the determination criteria cannot be agreed at the end of this one year period, either party may proceed under the terms of Section 9.2 ("Termination for Breach").

        The parties mutually agree that license-related profits foregone by HNC each month under the terms of this Agreement are deemed to be US$17,500 ("Foregone Profits"). HNC will establish a ledger of Foregone Profits and update such ledger on a monthly to (a) add US$17,500 of Foregone Profits to the existing balance, and (b) deduct any monthly revenue-sharing fee payment paid by GeoTrust under the following terms.

        Within thirty days after each month during the first five years of the term of this Agreement, GeoTrust will pay to HNC the following revenue-sharing fee:

(a) If the cumulative balance of Foregone Profits in the ledger is then greater than US$0, the lesser of US$35,000 and ten percent (10%) of GeoTrust's gross revenue for that month attributable to use of HNC Software;

(b) If the cumulative balance of Foregone Profits in the ledger is then less than or equal to US$0, the lesser of US$150,000 and five percent (5%) of GeoTrust's gross revenue for that month attributable to use of HNC Software; or

(c) If the total of all payments previously paid by GeoTrust pursuant to paragraphs (a) and (b) above equals or exceeds US$1,000,000, the lesser of US$300,000 and two and one-half percent (2.5%) of GeoTrust's gross revenue for that month attributable to use of HNC Software (regardless of Foregone Profits).


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


                                    EXHIBIT F

                               Licensed Trademarks

Licensed Trademarks of HNC related to this Agreement:

HNC
HNC Software
Capstone
Capstone Decision Manager
Capstone Model Manager
Capstone Strategy Manager


Licensed Trademarks of GeoTrust related to this Agreement:

True Credentials
True Identity
True Record
Safe Market
GeoTrust
TrustWatch



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




                                 AMENDMENT 1 TO
                         STRATEGIC PARTNERSHIP AGREEMENT

        This Amendment 1, effective as of October 23, 2000 (the "AMENDMENT 1 EFFECTIVE DATE"), modifies the License and Services Agreement entered into between GeoTrust, Inc. ("CLIENT") and HNC Software Inc. ("HNC") and dated October 23, 2000 ("AGREEMENT").

        WHEREAS, the Agreement sets forth certain terms and conditions governing the license and sublicense of Capstone(TM) Model Manager and Capstone(TM) Decision Manager ("HNC SOFTWARE"); and

        WHEREAS, the parties desire to amend the Agreement to add a maintenance term.

        THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Maintenance and Support. The parties hereby agree amend Section 3(c) by adding the following maintenance term.

        "The maintenance term shall commence as of the Effective Date of the Agreement, and shall continue for a 1-year term (the "INITIAL TERM"). Thereafter, it shall continue on a year-to-year basis, unless terminated by either party ninety (90) days prior to the anniversary date of the Initial Term or any subsequent renewal term."

2. Maintenance Fees. Section 4(c) (iii) is hereby amended by adding the word "maintenance" before the word "term".

3. Entire Agreement. Any capitalized term not defined in this Amendment 1 shall have the meaning given it in the Agreement. Except as amended herein, all terms and conditions of the Agreement shall remain in full force and effect. Notwithstanding anything to the contrary set forth in the Agreement in the event of a conflict between the terms of the Agreement and the terms of this Amendment 1, this Amendment 1 shall control.

        IN WITNESS WHEREOF, Client and HNC have caused this Amendment 1 to be signed and delivered by their duly authorized representatives, all as of the Amendment 1 Effective Date.

HNC SOFTWARE INC.                           GEOTRUST, INC.


By: /s/ Daniel S. Chelew                     By: /s/ G. Elliott Troutman
    ------------------------------------         -------------------------------
Name:   Daniel S. Chelew                     Name: G. Elliott Troutman
       ---------------------------------           -----------------------------
Title: V.P. Finance, Financial Solutions     Title: Chief Financial Officer
       ---------------------------------            ----------------------------
Date Signed: March 6, 2001                   Date Signed: March 6, 2001
             ---------------------------                  ----------------------


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